                                                                   Exhibit 10(c)
                                   Agreement

     This Agreement (the "Agreement") is entered into between J. C. Penney Company, Inc. (the "Company"), and James E. Oesterreicher (the "Associate") as of September 30, 2000.

     In consideration of the Associate's agreement in March, 2000 to remain as the Company's Chairman of the Board and Chief Executive Officer for a then indefinite period until his successor was in place, Associate's agreement to assist in the subsequent transition, and following his retirement and during the term hereof to be available as needed, and in order to provide Associate with appropriate office and clerical support, and in consideration of the following covenants and mutual promises, the Company and the Associate have agreed to enter into this Agreement.

     While an executive with the Company, Associate has been entrusted with, acquired, or developed substantial knowledge and expertise of a special nature relating to the business, financial and functional areas of the Company, as well as other information and knowledge concerning the Company and its internal business affairs. As an executive of the Company and in such capacity Associate has obtained highly confidential business, customer, and strategic information, as well as business and other information relating to the internal affairs of the Company.

     Payments.   Following the execution of this Agreement, the Company shall make a lump sum payment to Associate in the amount of $3,000,000.

     Non-Competition, Nonsolicitation and Confidentiality.   For the period
beginning on the date hereof and ending on September 29, 2003 (the "Agreement Term") the Associate agrees that he will not become employed by, be or become an officer or director of, agree personally to perform services for, or enter into a consulting arrangement with a company included in the S&P 500 Retail Index for department stores (individually and collectively, the "Competitors"). During the Agreement Term, the Associate further agrees that he will not (i) directly or indirectly seek to employ on behalf of Associate or any other person or entity, any person who is employed at the time by the Company; (ii) be engaged in or be involved with, directly or indirectly, any investments in any Competitor; or (iii) solicit any customer of the Company on behalf of or for the benefit of a Competitor. The Associate further agrees not to disclose, in any manner except to authorized representatives of the Company or when compelled by legal process after notice to the Company (if such notice is feasible by a good faith effort), information about or related to the Company that was obtained by the Associate during his employment with the Company, other than information generally available to the public.

     Release and Waiver. In consideration of the benefits provided under this Agreement, the Associate has entered into the Release and Waiver which is attached hereto as Exhibit A. This Release and Waiver shall for purposes of this Agreement be treated as incorporated into this Section in the form attached hereto.

     Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other portion of this Agreement. Any section or a part of a section declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of the section to the fullest extent possible while remaining lawful and valid.

     Amendment. This Agreement shall not be altered, amended, or modified except by written instrument executed by the Company and the Associate. A waiver of any portion of this Agreement shall not be deemed a waiver of any other portion of this Agreement.

     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

     Applicable Law. The provisions of this Agreement shall be governed, construed, interpreted and enforced in accordance with the laws of the State of Texas, without regard to its choice of law or conflict of law principles.

                                        J. C. Penney Company, Inc.


                                        By: /s/ JANE C. PFEIFFER
                                           -------------------------------
                                        Title: Chairman of P&C Committee
                                              ----------------------------

                                           /s/ JAMES E. OESTERREICHER
                                        --------------------------------
                                             James E. Oesterreicher

                                   EXHIBIT A

                              WAIVER AND RELEASE


--------------------------------------------------------------------------------
TWO ORIGINALS OF THIS WAIVER AND RELEASE MUST BE SIGNED AFTER TERMINATION OF EMPLOYMENT. AFTERWARDS, BOTH ORIGINALS MUST BE RETURNED TO CHARLES R. LOTTER EXECUTIVE VICE PRESIDENT, SECRETARY, AND GENERAL COUNSEL, AT 6501 LEGACY DRIVE, PLANO, TEXAS 75024-3698 WITHIN 21 DAYS OF TERMINATION OR WITHIN 21 DAYS OF RECEIPT OF THE WAIVER AND RELEASE, WHICHEVER OCCURS LATER. YOU MAY NOT MAKE ANY CHANGES TO THIS FORM.
--------------------------------------------------------------------------------

This Waiver and Release ("Release") is entered into on this 8th day of November, 2000, between James E. Oesterreicher (hereinafter, "Associate") and J.C. Penney Company, Inc., (referred to as the "Company").

James E. Oesterreicher is entering into this Release also on behalf of his heirs, executors, administrators, successors and assigns (collectively referred to for purposes of this Release as "Associate"). The Company is entering into this Release through its designated official also for its past and present subsidiaries and affiliates, its Welfare, Retirement, Pension and Benefit committees and plans including all Voluntary Employee Beneficiary Plans, and its past and present officers, directors, associates, insurers, and agents in their personal or official capacities (collectively referred to for purposes of this Release as the "Company").

For the promises, agreements and other valuable consideration noted herein and in the Agreement, it is agreed as follows:

1. Associate agrees that this Release is an enforceable legal document and that he has been encouraged to review it with his attorney. He has had a period of not less than twenty-one (21) days in which to review the provisions of this Release with his counsel. Associate acknowledges that if he chooses to sign the Release before the expiration of twenty-one (21) days, Associate is doing so knowingly and voluntarily, under no pressure from the Company. He agrees that this Release sets forth his entire understanding with the Company, supersedes all prior agreements or understandings between them, and may not be modified, altered, or changed except upon prior written consent by the Associate and the Company. Associate is entering into this Release of his own free will.

2. Associate, for and in consideration of the benefits set forth in that certain Agreement dated as of September 30, 2000 between Associate and the Company (the "Agreement"), does hereby acknowledge full and complete satisfaction of, and does unconditionally release and forever discharge the Company from any and all claims, demands, liabilities, obligations, causes or causes of action of whatever kind or nature, whether known or unknown, suspected or unsuspected by him, which he now has, or at anytime had, against the Company, including specifically but not exclusively and without limiting the generality of the foregoing, any and all claims relating to discrimination under any federal, state, or local statute, including the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sec. 621, et seq., including the Older Workers Benefits Protection Act, Title VII of the Civil Rights Act, as amended, 42 U.S.C. Sec. 2000e, et seq., ERISA, or claims in contract or tort including emotional distress which arise out of or in any way relate to his employment with, and separation from, the Company (including this Release and his voluntary election to accept the terms and conditions of the Release, but excluding the parties' performance under the Release).

    Associate understands that he is releasing claims that he may not know about and this is his intent. Associate expressly waives all rights under any laws that are intended to prevent unknown claims from being released. Associate understands the significance of doing so.

3. Associate also expressly waives any right or claim that he may have, or assert to have, regarding employment or reinstatement to employment with the Company or to any type of benefit which is not outlined herein unless otherwise due him in accordance with Company plans. In furtherance of this Release, Associate agrees that he will not under any circumstances seek personal relief by submitting an Internal Review Process request or Notice of Intent to Arbitrate a Termination Claim under the JCPenney Alternative Program or by filing a charge or lawsuit against the Company for any such claim in any federal, state or local court, or administrative agency, except for those statutory rights which are nonwaivable.

4. Associate will have seven days to revoke this Release after it has been signed by Associate and returned to the Company, such revocation to be effected by means of written memorandum signed by him and delivered to the individual denoted in the box on the first page of this Waiver and Release. If such a signed, written notice of revocation is not actually received by the individual designated above (delivery to any post office or other delivery agent is insufficient) by the close of business on the tenth calendar day following execution, this Release becomes effective and fully enforceable by either Associate or the Company. If Associate violates paragraph 2 of this Release, the Company shall be entitled to an immediate refund of the lump sum payment to Associate described in the Agreement, and to recover reasonable attorneys' fees incurred by the Company because of such violation.

5. Associate expressly agrees to reimburse the Company for any and all damages which the Company may incur as a result of the assertion of any claim by any attorney against the Company for attorney's fees, costs or disbursements for services rendered to or on behalf of Associate in this matter.

7. Associate certifies he has made no changes to this Release other than providing his name and the date the Release is entered into in the first two paragraphs above and signing and providing the information required in the signature section below.

 /s/ JAMES E. OESTERREICHER
-----------------------------           J. C. Penney Company, Inc.
Signature of Associate

James E. Oesterreicher
-----------------------------           By:  /s/ JANE C. PFEIFFER
Printed Name of Associate                   ----------------------------

       [omitted]
-----------------------                 Date:  11/8/00
Social Security Number                        --------------------------